As filed with the Securities and Exchange Commission
                              on December 10, 1997
                                                    Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               IOMEGA CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                                        86-0385884
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification Number)

1821 West Iomega Way, Roy, Utah                           84067
(Address of Principal Executive Offices)                (Zip Code)

                        1998 Employee Stock Purchase Plan
                 1998 International Employee Stock Purchase Plan
                            (Full title of the plan)

                             Laurie B. Keating, Esq.
                               Iomega Corporation
                              1821 West Iomega Way
                                 Roy, Utah 84067

                     (Name and address of agent for service)

                                 (801) 778-1000
          (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                                       Proposed maximum            Proposed maximum         Amount of
Title of securities          Amount to be             offering price per          aggregate offering      registration
to be registered              registered                      share                     price                 fee
---------------------------------------------------------------------------------------------------------------------

Common Stock,
$0.031/3 par value
(including the
associated Stock
Purchase Rights)              3,000,000                  $30.75(1)                 $92,250,000(1)           $27,225
=====================================================================================================================

(1)      Estimated solely for the purpose of calculating the  registration  fee, and based  upon the  average  of the high and low  prices of the Common
         Stock on the New York Stock Exchange on December 8, 1997 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.
-------------------------------------------------------------------------------------------------------------------

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given to participants in the Registrant's 1998 Employee Stock Purchase Plan and 1998 International Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference

                  The following  documents,  which are filed with the Securities
and  Exchange   Commission  (the   "Commission"),   are   incorporated  in  this
Registration Statement by reference:

                  (1) The  Registrant's  latest annual report filed  pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $0.031/3 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities
                  -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel
                  --------------------------------------

                  The legality of the Common Stock being offered hereby will be passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts. As of the date hereof, partners of Hale and Dorr LLP own approximately 187,500 shares of Common Stock of the Registrant.

Item 6.           Indemnification of Directors and Officers
                  -----------------------------------------
                  Under Article Sixth of the Registrant's Restated Certificate of Incorporation and Article Fifth of the Registrant's By-Laws, each person who is a director or officer of the Registrant shall be indemnified by the Registrant to the full extent permitted by Section 145 of the General Corporation Law of Delaware ("Section 145").

                  Section 145 provides a detailed statutory framework covering indemnification of directors and officers of liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. This section provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a court determines that, despite such adjudication and in view of all of the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and
(iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel or the stockholders. The board of Directors may authorize advancing litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.

         The Registrant has entered into indemnification agreements with each of its directors which supplement or clarify the statutory indemnity provisions of
Section 145 in the following respects: (i) the presumption that the director or officer met the applicable standard of conduct is established, (ii) the advancement of litigation expenses is provided upon request if the director or officer agrees to repay them if it is ultimately determined that he is not entitled to indemnification for them, (iii) indemnity is explicitly provided for settlements of derivative actions, (iv) the director or officer is permitted to petition a court to determine whether his actions met the standard required, and
(v) partial indemnification is permitted in the event that the director or officer is not entitled to full indemnification.

         As permitted by Section 145, the Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers and for which they are not indemnified by the Registrant.

Item 7.           Exemption from Registration Claimed
                  -----------------------------------

                  Not applicable.


Item 8.           Exhibits
                  --------

                  The Exhibit Index immediately preceding the exhibits to this Registration Statement is incorporated herein by reference.


Item 9.           Undertakings
                  ------------

         1.       The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus  required by Section
                  10(a)(3)of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii)  To  include  any  material   information  with
                  respect to the plan of distribution not previously disclosed in the Registration

                  Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roy, Utah, on the 10th day of December, 1997.


                                              IOMEGA CORPORATION



                                               By: /s/ Leonard C. Purkis
                                                 Leonard C. Purkis
                                                 Senior Vice President, Finance
                                                 and Chief Financial Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Iomega Corporation, hereby severally constitute Leonard C. Purkis, Laurie B. Keating and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Iomega Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


    Signature                       Title                          Date

/s/ Kim B. Edwards        President, Chief Executive         November 24, 1997
Kim B. Edwards            Officer and Director (Principal
                          Executive Officer)

/s/ Leonard C. Purkis     Senior Vice President, Finance     November 24, 1997
Leonard C. Purkis         and Chief Financial Officer
                          (Principal Financial and
                          Accounting Officer)

/s/David J. Dunn          Chairman of the Board of          November 21, 1997
David J. Dunn             Directors

__________________        Director                          November __, 1997
David Duke

____________________      Director                          November __, 1997
Willem H.J. Andersen

/s/R.P. Berkowitz         Director                          November 21, 1997
Robert P. Berkowitz

/s/ Michael J. Kucha      Director                          November 21, 1997
--------------------
Michael J. Kucha

   Signature                  Title                                 Date

/s/ John R. Myers         Director                          November 21, 1997
-----------------
John R. Myers

/s/ John E. Nolan, Jr.    Director                          November 23, 1997
---------------------
John E. Nolan, Jr.

/s/ John E, Sheehan       Director                          November 24, 1997
-------------------
The Hon. John E. Sheehan

/s/ James A. Sierk        Director                          November 21, 1997
------------------
James A. Sierk

                                  Exhibit Index



Exhibit
Number           Description
4.1(1)           Restated Certificate of Incorporation of the Registrant, as
                 amended.
4.2(1)           By-Laws of the Registrant, as amended
4.3(2)           Rights Agreement, dated as of July 28, 1989, between the
                 Registrant and BankBoston, as Rights Agent
4.4(3)           Amendment No. 1, dated September 24, 1990, to Rights
                 Agreement dated as of July 28, 1989 between the Registrant and BankBoston, as Rights Agent
5                Opinion of Hale and Dorr LLP
23.1             Consent of Hale and Dorr (included in Exhibit 5)
23.2             Consent of Arthur Andersen LLP
24               Power of Attorney (included on the signature page of this
                 Registration Statement)

-----------------------
(1) Incorporated herein by reference from the Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended June 29, 1997.

(2) Incorporated herein by reference from the Exhibits to the Registrant's Current Report on Form 8-K filed with the Commission on August 12, 1989.

(3) Incorporated herein by reference to the Exhibits to the Registrant's Amendment No. 1 to Current Report on Form 8-K filed with the Commission on September 25, 1990.